                                                                    EXHIBIT 21.1

                             LISTING OF SUBSIDIARIES

                                                                           Country, State
                                                                             or Province
                                                                           of Incorporation
                                                                          ----------------
Metallurg International Resources, LLC                                     Delaware
Shieldalloy Metallurgical Corporation                                      Delaware
Metallurg Services, Inc.                                                   New York
MIR (China), Inc.                                                          Delaware
Metallurg (Canada) Limited                                                 Quebec, Canada
Metallurg Holdings Corporation                                             New York
    Elektrowerk Weisweiller GmbH                                           Germany
    Metallurg Europe Limited                                               England
        London & Scandinavian Metallurgical Co Limited                     England
            S. A. Vickers Limited (dormant)                                England
            H. M. I. Limited (dormant)                                     England
            Metal Alloys (South Wales) Limited (dormant)                   England
            Metalloys Limited (dormant)                                    England
            The Aluminium Powder Company Limited                           England
                Alpoco Developments Limited (dormant)                      England
                Benda-Lutz-Alpoco Sp.zo.o                                  Poland
            M & A Powders Limited (dormant)                                England
            Hydelko AS                                                     Norway
        Metallurg South Africa (Pty.) Limited                              South Africa
            W.T. Mines Limited (dormant)                                   South Africa
            Stand 359 Wadeville Extension 4 (Pty.) Limited                 South Africa
            Reframet Installations (Pty.) Limited                          South Africa
            Natal Foundry Suppliers (Pty.) Limited                         South Africa
        Companhia Industrial Fluminense                                    Brazil
    Turk Maadin Sirketi                                                    Turkey
        Oren Madencilik (dormant)                                          Turkey
    Gesellschaft fur Elektrometallurgie mbH                                Germany
        Societe Miniere du Kivu (dormant)                                  Dem. Republic of Congo
        GfE Umwelttechnik GmbH                                             Germany
            Recovan S.p.A                                                  Italy
            Intervan GmbH (dormant)                                        Germany
        GfE Medizintechnik GmbH                                            Germany
        GfE Metalle und Materialien GmbH                                   Germany
        GfE Giesserei- und Stahlwerksbedarf GmbH                           Germany
        RZM-Recyclingzentrum Mittelfranken GmbH                            Germany
        Columbite Exploration and Development Company (Ghana) Limited      Ghana

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

    Ferrolegeringar Aktiengesellschaft                                     Zurich, Switzerland
        Metalchimica S. r. l                                               Italy
        FAG Poland Sp.zo.o                                                 Poland
    Aktiebolaget Ferrolegeringar                                           Sweden
    Metallurg International Resources GmbH                                 Germany
        Metallurg International Resources Russia Limited                   Russia
    Metallurg (Far East) Limited                                           Japan
    Montanistica S. A                                                      Zug, Switzerland
    Metallurg Mexico S. A. de C. V                                         Mexico
    Metallurg Servicios S de RL de CV                                      Mexico
    Caribbean Metals & Alloys Limited (dormant)                            Jersey, CI
    Metallurgische Gesellschaft AG  (dormant)                              Zurich, Switzerland
    Brandau y Cia S. A. (dormant)                                          Spain
    Aleaciones Metalurgicas Venezolanas  C. A.  (dormant)                  Venezuela
    Montan Aktiengesellschaft  (dormant)                                   Liechtenstein

Notes
Dormant subsidiaries have no operations

As at March 27, 2001